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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR



MoliChem Medicines, Inc.
207 South Elliot Road
PMB #231
Chapel Hill, North Carolina 27514

Gentlemen:

         We consent to the reference to us under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form SB-2 and related Prospectus of MoliChem Medicines, Inc. of our report for Molichem Medicines, Inc. dated March 23, 2001, of our report dated February 21, 2001 for Molichem R&D, Inc., and of our audit of the consolidated financial statements and financial statement schedules of MoliChem Medicines, Inc. as of December 31, 2000, and for the years ended December 31, 2000 and 1999, which report is included (or incorporated by reference) in this registration statement.



                                                  /s/ ROGOFF AND COMPANY, P.C.



New York, New York
July 2, 2001



                                      E-39